Exhibit 99.1

PRELIMINARY COPY – NOT FOR USE

PROXY CARD

FLAG SHIP ACQUISITION CORP

26 Broadway, Suite 934

New York, New York 10004

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON

[●], 2026

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated [●], 2026, in connection with the Extraordinary General Meeting of Shareholders of Flag Ship Acquisition Corp (“Flag Ship”) to be held at [●] a.m. ET on [●], 2026, which will be a virtual meeting held online at https://[●] for the sole purpose of considering and voting upon the following proposals, and hereby appoints ________________, his or her true and lawful attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of Flag Ship registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE FLAG SHIP BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” THE FLAG SHIP MERGER PROPOSAL (PROPOSAL 2), THE FLAG SHIP NTA AMENDMENT PROPOSAL (PROPOSAL 3) AND “FOR” THE FLAG SHIP ADJOURNMENT PROPOSAL (PROPOSAL 4).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of Shareholders to be held on [●], 2026.

This notice of Extraordinary General Meeting of Shareholders and the accompanying proxy statement/prospectus are available at: [●].

PRELIMINARY COPY – NOT FOR USE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH BELOW. THE FLAG SHIP ACQUISITION CORP’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

1.	The Business Combination Proposal — To approve, by ordinary resolution, subject to the approval of the Flag Ship Merger Proposal, Flag Ship’s entry into the Merger Agreement and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Flag Ship Merger Proposal — To approve and authorize, by special resolution, subject to the approval of the Business Combination Proposal, the entry by Flag Ship into the Cayman Plan of Merger and the transactions contemplated thereby, including the Merger pursuant to which Flag Ship Merger Sub will merge with and into Merger Sub with Merger Sub being the surviving company of such Merger and becoming a wholly-owned subsidiary of GFT.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Flag Ship NTA Amendment Proposal — to approve, as a special resolution, an amendment to Flag Ship’s current amended and restated memorandum and articles of association, which shall be effective, if approved, immediately prior to the consummation of the proposed Merger, by deleting Article 36.5(c) thereof in its entirety, which provides that “[i]n no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Article 36.5(a) or 36.5(b) or an Amendment Redemption Event under Article 36.11 if such redemptions would cause the Company to have net tangible assets of less than US$5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Adjournment Proposal — to consider and vote upon a proposal, as an ordinary resolution, to adjourn the Extraordinary General Meeting of Shareholders to a later date or dates if it is determined that additional time is necessary to complete the Business Combination for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2026

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.